UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

SHARPLINK GAMING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41962	87-4752260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104, Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 293-0619

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 per share	SBET	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2025, SharpLink Gaming, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) to sell in a registered direct offering (the “Offering”) an aggregate of 4,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

The price per Share was $17.00, and the gross proceeds from the Offering, before deducting the placement agent fees and offering expenses, were approximately $76.5 million. The Company intends to use the net proceeds received from the Offering to acquire Ether, the native cryptocurrency of the Ethereum blockchain commonly referred to as “ETH” as well as for general working capital purposes.

Under the Purchase Agreement, the Company also granted the Investor 90-day premium purchase contracts, expiring on January 15, 2026, to purchase up to an additional 4,500,000 shares of Common Stock at an exercise price of $17.50 (the “Premium Purchase Contract” and the shares of Common Stock issuable upon exercise of the Premium Purchase Contracts, the “Premium Purchase Shares”). If the Premium Purchase Contracts are fully exercised, the Company will receive an additional $78.8 million in approximate aggregate gross proceeds.

The Shares, Premium Purchase Contracts, and Premium Purchase Shares (collectively, the “Securities”) were offered and sold pursuant to a prospectus, dated May 30, 2025, and a prospectus supplement, dated October 15, 2025, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3ASR (File No. 333-287708).

The Purchase Agreement contains customary representations and warranties that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The Purchase Agreement also contains customary conditions to closing, termination rights of the parties, certain indemnification obligations of the Company and ongoing covenants for the Company.

On October 15, 2025, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), as sole placement agent (the “Placement Agent”), pursuant to which the Company engaged the Placement Agent as the exclusive placement agent in connection with the Offering. Pursuant to the Placement Agent Agreement, the Company will pay the Placement Agent a cash fee equal to 2.0% of the aggregate gross proceeds raised from the sale of the Securities sold in the Offering.

The Placement Agent Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Offering is expected to close on October 17, 2025.

A copy of the opinion of Thompson Hine LLP relating to the legality of the Securities offered by the Company in the Offering is attached as Exhibit 5.1 hereto.

The descriptions of terms and conditions of the Premium Purchase Contract, Purchase Agreement and the Placement Agent Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Premium Purchase Contract, form of Purchase Agreement and the Placement Agent Agreement, which are attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively, and incorporated herein by reference. Accordingly, the Premium Purchase Contract, form of Purchase Agreement and Placement Agent Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and Placement Agent Agreement and not to provide investors with any other factual information regarding the Company or its business and investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) for any other such factual information.

This Current Report on Form 8-K does not constitute an offer to sell the securities or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” “may,” “estimates,” “believes,” “hopes,” “aims,” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the expected net proceeds from the Offering and the additional proceeds received in the event of the full exercise of the Premium Purchase Contracts. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report, including without limitation, the use of proceeds from the Offering, the closing of the Company’s ability to repurchase shares of Common Stock, if any, in the open market through its stock repurchase program, potential use of the Company’s ATM facility, the Company’s ability to achieve profitable operations, fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting (see accounting rules discussed below), government regulation of cryptocurrencies and online betting, changes in securities laws or regulations, customer acceptance of new products and services, the demand for its products and its customers’ economic condition, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of the Company, changes in applicable laws or regulations, and its competitors, general economic conditions and other risks described in the Company’s filings with the SEC. Under U.S. generally accepted accounting principles, entities are generally required to measure certain digital intangible assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the balance sheet and income statement results. Additionally, for other certain types of crypto assets that are considered digital intangible assets, the Company uses the historical costs less impairment model. This model may require the Company to record an associated impairment charge reflected in net income as a result of a decrease in the market price of ETH below the cost value at which the Company’s ETH are carried on its balance sheet. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 8.01 Other Events.

Press Release

On October 16, 2025, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Premium Purchase Contract
5.1	Opinion of Thompson Hine LLP, dated October 17, 2025
10.1	Form of Securities Purchase Agreement, dated October 15, 2025, by and between the Company and the Purchaser named therein.
10.2	Placement Agent Agreement
23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1 above).
99.1	Press Release, dated October 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2025	SHARPLINK GAMING, INC.

/s/ Rob Phythian
Rob Phythian
Co-Chief Executive Officer